Calculation of Filing Fee Tables
S-1
Cellectar Biosciences, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.00001 per share	457(a)	792,362	$ 3.08	$ 2,440,474.96	0.0001381	$ 337.03
Fees Previously Paid	2	Equity	Common Stock, par value $0.00001 per share	457(a)	51,206,051	$ 2.94	$ 150,545,789.94		$ 20,790.37
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 152,986,264.90		$ 21,127.40
			Total Fees Previously Paid:						$ 20,790.37
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 337.03
Offering Note
[1]	(a) Consists of an aggregate of 51,206,051 shares of the registrant's common stock issued in the Private Placement or issuable upon the exercise of Warrants or Pre-Funded Warrants, all of which were sold to the selling stockholders in the Private Placement, as well as 792,362 shares of the registrant's common stock issuable upon the exercise of the Placement Agent Warrants. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the shares of common stock being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares of common stock being registered hereunder as a result of stock splits, stock dividends or similar transactions. (b) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices for the Registrant's Common Stock as reported on the Nasdaq Global Select Market on May 21, 2025, a date within five business days prior to the filing of this Registration Statement.

[2]	The Registration Statement was initially filed on May 19, 2026, registering 51,206,051 shares of the registrant's common stock with a total registration fee of 20,790.37.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date